Filed by Peoples Bancorp Inc.
Pursuant to Rule 425
Under the Securities Act of 1933
And Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

Subject Company: NB&T Financial Group, Inc.
Commission File No.: 23134

The following information was posted on an intranet site available to employees of NB&T Financial Group, Inc., on September 3, 2014.

We know you must have many questions about how the pending merger with Peoples Bancorp Inc. will affect you. We decided it would be helpful to provide to all NB&T associates answers to some of those questions. As we get closer to the merger date, we know there will be more questions, and we’ll try to keep you informed. If you have additional employment related questions in the meantime, please see either Denise Fauber or me.

NB&T FINANCIAL GROUP, INC./
PEOPLES BANCORP INC. MERGER

EMPLOYEE Q&A
#1

Severance and Termination

Q&A-1.
Peoples said I should know by November 7, 2014, whether or not I will be offered a job with Peoples. If I will not be offered a job, will I be dismissed immediately or will I continue to work for NB&T until the merger date?

Our intention is that you will remain an employee of NB&T until the effective date of the merger. Your employment is, of course, still subject to the same rules and laws as it has been, including employment at will, unless you have a written employment agreement providing otherwise. Peoples has indicated that it has no plans to terminate associates before the conversion that will follow the merger. Employees who are not offered a continuing job with Peoples after the conversion will be terminated on - or in some cases after - the conversion date. We are not yet sure how long after the merger the conversion will occur.

The merger date is not fixed as the merger is subject to regulatory approval. Peoples anticipates the merger to occur as early as December 31, 2014, or as late as March 2015.

Q&A-2.	Will I be paid severance if I lose my job upon or after the effective date of the merger?

Generally, yes.

If you have a contract with NB&T that provides for severance or a change-in-control payment, that contract will be honored.

If you do not have a contract, but are employed by NB&T immediately before the merger and, at that point, have worked at least six months for NB&T, you will be provided severance if Peoples does not offer you employment that is: (1) at a location within 25 miles of your current normal place of employment, (2) at your current salary or hourly rate, and (3) for at least 12 months after the effective date of the merger. The severance amount will be two weeks’ base pay for each whole year you worked for NB&T, less any applicable taxes and withholding. The minimum severance payment will be four weeks’ base pay, and the maximum will be 26 weeks’ base pay. Severance will be paid only if you execute a general release of claims, and will not be paid to any employee who is terminated for cause.

Q&A-3.	What other steps need to take place in order for me to receive the severance?

If you are one of the associates notified that Peoples will not be retaining your position, you are entitled to receive severance upon your termination by Peoples. Therefore, because Peoples does not anticipate terminating employment of any associates prior to the conversion, you will receive your severance documents on or around the date that Peoples actually terminates your employment. This will be the case for the majority of severed employees. Some employees may not be terminated until after the conversion date.

Q&A-4.	If Peoples informs me that I will not have a job with Peoples after the merger or after the conversion and I quit my current job before the merger date, will I still receive the severance payment?

No. To be eligible for the special severance described above, you must be employed by NB&T immediately before the merger date. If you quit before, then you are not eligible.

Q&A-5. If I quit before the merger date, what happens to my health insurance?

The same COBRA provisions that apply with any voluntary termination of employment will apply. If you are currently covered under the NB&T group health plan, you will lose coverage when you terminate employment, unless you elect and pay for COBRA continuation. After the merger, Peoples will assume responsibility for continuing the COBRA coverage elected by former NB&T employees.

Q&A-6.	Will I be entitled to any special group health coverage if I lose my job after the merger date?

Yes. If you have a contract with NB&T that provides you with special continuation benefits, that contract will be honored.

If you do not have a contract but are entitled to the special severance benefits described in Q&A-2 above, you will also be provided a COBRA premium subsidy. If you elect COBRA continuation coverage after you terminate, for the first 12 months you will be able to purchase health insurance coverage at the employee premium rate. After the first 12 months you will be charged the full premium rate for your remaining COBRA period.

Your right to continue group health coverage under COBRA is otherwise unaffected by the merger. If you quit or are terminated, you will be provided with an explanation of your COBRA rights and an election to continue your coverage. If you are a former employee who is on COBRA continuation at the time of the merger, your coverage will continue as required after the merger.

Peoples has assumed responsibility for providing the required COBRA coverage for former NB&T employees after the merger, and will do so either by continuing the NB&T plan or providing the coverage through its own plan.

Q&A-7.	Will I be able to keep my cell phone and number if I am terminated?

Non-client facing officers who are not retained by Peoples may be permitted to retain their phones, phone numbers, or both after their termination. The decision will be made on a case-by-case basis after determining, among other things, whether a particular number should be retained by the employer.

Continued Employment

Q&A-8.	What happens to my bonus for this year?

Bonuses for 2014 will be paid as planned under the NB&T incentive and bonus plans. If the merger occurs before the end of 2014, bonuses will be prorated and paid before the merger date.

Q&A-9.	What happens to my sick days and vacation days at the time of the merger?

If you continue employment with Peoples, your years of service and seniority will be carried forward. Peoples can either continue the program established by NB&T for sick and vacation days, or enroll you in its own sick day and vacation program. If you are enrolled in Peoples’ program you will receive the sick days and vacation days attributable to an employee with your years of service and seniority.

Q&A-10.	What happens to my health coverage at the time of the merger?

You will not lose coverage. After the merger Peoples will either continue the NB&T group health plan or enroll the NB&T employees in its own group health plan. If you are enrolled mid-year in the Peoples’ plan, you will be given credit for the deductibles and co-insurance payments you previously made during the year. Pre-existing condition limitations will also be waived. Most likely, if you transition to coverage under the Peoples’ group health plan, it will occur at the beginning of a plan year.

Q&A-11.	What happens to my accumulated short-term disability hours at the time of the merger?

If you have at least 90 days of full-time employment at the time of the merger, you will be immediately covered under Peoples’ short-term disability program, which is 100% employer-paid. The program provides up to 26 weeks per year of short-term disability pay (i.e., 66% of regular pay). You will lose the temporary disability allowance (TDA) hours you accumulated under the NB&T program. However, Peoples has agreed to credit you with an hour of paid-time-off (PTO) for each TDA hour you accumulated, up to a 40-hour maximum. Those PTO hours can be used for any purpose permitted under Peoples’ PTO policy (e.g., sick, vacation).

Q&A-12.	What happens to my health flexible spending account at the time of the merger?

If you have a health flexible spending account under the NB&T Cafeteria Plan, you will continue coverage and be able to obtain reimbursement of your medical expenses for the full plan year - regardless of whether you continue to participate in the NB&T group health plan or the Peoples’ group health plan. During that time, you will continue to contribute to, and be able to spend down your balance in, the health flexible spending account.

Q&A-13.	What happens to my 401(k) account after the merger?

Immediately before the merger you will become fully vested in your account with the NB&T 401(k) Plan. The NB&T Plan will then be terminated. The IRS will be asked to approve the termination and, during that time, you will remain responsible for directing the investment of your account. Once IRS approval is received, you will be given a distribution packet that explains the distribution rules and options. If you are employed by Peoples at that time and are eligible to participate in its 401(k) plan (i.e., have attained age 21), you will be permitted to roll over your distribution to the Peoples 401(k) Plan. Regardless of whether you are employed by Peoples, you will have the right to roll over your distribution to any eligible retirement plan (e.g., individual retirement account, other employer’s qualified plan, etc.). These options will be further explained to you when the distribution process begins.

Q&A-14.	What if I have an outstanding loan from my 401(k) plan?

You will remain obligated to continue your scheduled loan payments until your account is distributed to you. If you are a participant in the Peoples’ 401(k) Plan at the time of distribution, you will have the right to roll over your loan into the Peoples’ 401(k) Plan and continue making payments on the loan under its original terms. Your distribution packet will include a Special Tax Notice that will explain rollovers and the tax consequences of your election.

Q&A-15.	What happens to my ESOP account with the merger?

As part of the merger, your shares of NB&T common stock will be exchanged for a combination of cash and shares of Peoples common stock. When the merger is put to a shareholder vote, the ESOP participants will have the right to vote their shares of NB&T common stock on the proposal. As with the 401(k) Plan, immediately before the merger you will become fully vested in your account and the NB&T ESOP will be terminated. The IRS will be asked to approve the termination and, once approval is obtained, you will be given a distribution packet that explains the distribution rules and options. If you are employed by Peoples at that time and are eligible to participate in its 401(k) Plan (i.e., have attained age 21), you will have the right to elect a rollover of your ESOP distribution - including an in-kind rollover of Peoples common stock - to the Peoples’ 401(k) plan.

Important Information for Investors and Shareholders

This Employee Q&A does not constitute an offer to sell or the solicitation of an offer to buy securities of Peoples Bancorp Inc. (“Peoples”). Peoples will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this Q&A with the Securities and Exchange Commission (“SEC”) to register the shares of Peoples’ common stock to be issued to the shareholders of NB&T Financial Group, Inc. (“NBTF”). The registration statement will include a joint proxy statement/prospectus, which will be sent to the shareholders of both NBTF and Peoples in advance of their respective special meetings of shareholders to be held to consider the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHE RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACITON BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PEOPLES, NBTF AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750, Attn.: Investor Relations.

Peoples and NBTF and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NBTF in connection with the proposed merger. Information about the directors and executive officers of Peoples is set forth in the proxy statement for Peoples’ 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 14, 2014.

Information about the directors and executive officers of NBTF is set forth in the proxy statement for NBTF’s 2014 annual meeting of shareholders, as filed with the SEC on a schedule 14A on March 19, 2014. Additional information regarding the interests of those participants and other person who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NBTF cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving NBTF and Peoples including future financial and operating results, NBTF’s or Peoples’ plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite NBTF and Peoples shareholder approvals; (ii) the risk that NBTF or Peoples may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to the closing of the merger may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; (ix) general worldwide economic conditions and related uncertainties; (x) liquidity risk affecting Peoples’ ability to meet its obligations when they come due; (xi) excessive loan losses; (xii) the effect of changes in governmental regulations; and (xiii) other factors we discuss or refer to in the “Risk Factors” section of NBTF’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 18, 2014. These risks, as well as other risks associated with the merger, will be more fully discussed in the preliminary joint proxy statement/prospectus will be sent to the shareholders of both NBTF and Peoples in advance of their respective special meetings of shareholders to be held to consider the proposed merger. Additional risks and uncertainties are identified and discussed in NBTF’s and Peoples’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither NBTF nor Peoples undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.